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Exhibit 23.1

CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (File Numbers 33-20181, 33-35182, 2-90595, 33-23899, 33-58305, 33-44477, 33-65024, 33-65177, 333-10419, 333-28257, 333-42469, 33-45822, 33-63297 and 333-49229 on Form S-8 and File Number 33-43574 on Form S-3) of Chiron Corporation of our report dated January 28, 2002, relating to the consolidated balance sheets of Chiron Corporation and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, comprehensive income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001 and the related schedule, which report appears in the December 31, 2001 annual report on Form 10-K of Chiron Corporation, and to the use of our name in Item 9 and Item 14(b) in the December 31, 2001 annual report on Form 10-K of Chiron Corporation.

/s/ KPMG LLP

San Francisco, California
March 5, 2002

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CONSENT OF KPMG LLP, INDEPENDENT AUDITORS